UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 23, 2013

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

On October 23, 2013, AdCare Health Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with MLV & Co. LLC (“MLV”), as representative of the several underwriters named thereto (collectively with MLV, the “Underwriters”), with respect to the sale by the Company of 500,000 shares (the “Shares”) of the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), no par value per share and liquidation preference of $25.00 per share, through the Underwriters on a “best efforts” basis (the “Offering”). The Shares were offered to the public at $25.00 per share.

The Shares were issued pursuant to a final prospectus dated October 23, 2013 and filed on October 24, 2013 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which prospectus forms a part of the Company’s registration statement on Form S-1 (File No. 333-190203), which was declared effective on October 23, 2013. The Underwriting Agreement provides that the Underwriters would offer and sell the Shares for the Company on a “best efforts” basis, and the Underwriters were under no obligation to purchase any Shares for their own account or sell any specific number of dollar amount of securities. The Offering closed on October 28, 2013.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. The prior transactions include the underwriting of the initial public offering of 450,000 shares of the Series A Preferred Stock, with respect to which the Company entered into an Underwriting Agreement, dated November 6, 2012, with MLV. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer